Globix Corporation Completes Offer to Purchase $40 million of its Senior Notes

New York - February 27, 2004 - Globix Corporation (OTC: GBXX), a leading provider of managed Internet applications and infrastructure services, today announced it had received the tender of $97,956,711 in principal amount of its 11% Senior Notes due 2008 ("Notes"). Under the terms of the offer, Globix will purchase $40,274,000 of the tendered, outstanding Notes for cash at par plus accrued interest. This offer is being funded with a portion of the net proceeds from the sale of its property located at 415 Greenwich Street in New York, New York which closed on January 22, 2004. In that the value of tendered bonds exceeded the offer to purchase, the purchase will be conducted on a pro-rata basis. Replacement notes will be issued to tendering noteholders for the balance of their unpurchased notes, where necessary.

The offer expired at 10:00 a.m., New York City time, on February 25, 2004. Payment for tendered Notes will be made in same-day funds on March 3, 2004.

"With the sale of Greenwich Street and now the nearly 40% reduction in our long-term debt, we can turn all of our energies back to accelerating and sustaining the Company's growth, while continuing to streamline its operations," said Pete Stevenson, Globix's CEO.

About Globix:
Globix (http://www.globix.com) is a leading provider of managed Internet applications and infrastructure services for enterprises. Globix delivers and supports mission-critical applications and services via its secure Data Centers, high-performance global Tier 1 IP backbone, and content delivery network. Through Aptegrity, its managed services group, Globix provides remote management of custom and off-the-shelf web-based applications on any server, anywhere, at any time. By managing such complex e-commerce, database, content management and customer relationship management software for its clients, Globix helps them to protect Internet revenue streams, reduce technology operating costs and operating risk, and improve user satisfaction. Globix's clients are companies which use the Internet as a way to provide business benefits and sustain a competitive advantage in their markets. Our clients include operating divisions of Fortune 100 companies as well as mid-sized enterprises in a number of vertical markets including health care, media and publishing, technology and financial services. Globix and its subsidiaries have operations in New York, London, Santa Clara and Atlanta.

Risk Factors and Forward-Looking Statements:
This press release contains forward-looking statements within the meaning of
Section 21E of the Securities Exchange Act of 1934. These statements are based on current information and expectations and are subject to risks and uncertainties that could cause the company's actual results to differ materially from those expressed or implied in the forward-looking statements. These risks and uncertainties include: the company's ability to retain existing customers and attract new customers; its ability to match its operating cost structure with revenue to achieve positive cash flow; the sufficiency of existing cash and cash flow to complete the company's business plan and fund its working capital requirements; risks associated with making acquisitions; restrictions on our financial and operating flexibility due to the terms of our existing indebtedness and our high degree of leverage; the insolvency of vendors and other parties critical to the company's business; the company's existing debt obligations and history of operating

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losses; its ability to integrate,  operate and upgrade or downgrade its network;
the company's ability to recruit and retain qualified personnel needed to staff its operations; potential market or technological changes that could render the company's products or services obsolete; changes in the regulatory environment; and other changes that are discussed in the company's Annual Report on Form 10-K and other documents that the company files with the Securities and Exchange Commission.


Press Contacts:
------------------
Michael van Dijken
212-334-8500
mvandijken@globix.com
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